UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 3, 2020

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

330 Townsend Street, Suite 234, San Francisco, CA 94107

(Address of principal executive offices and zip code)

(408) 467-1900
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
Effective on November 3, 2020, Ramzi Haidamus departed as Chief Executive Officer and director of Immersion Corporation (the “Company”). Jared Smith, the Company’s Vice President, Worldwide Sales, was appointed as interim Chief Executive Officer effective on November 3, 2020.
(c)

As described above, Mr. Smith was appointed as interim Chief Executive Officer effective November 3, 2020. Mr. Smith, age 59, has served as the Company’s Vice President, Worldwide Sales since June 3, 2019. Prior to joining the Company on June 3, 2019, Mr. Smith held the position of Vice President, Strategic Alliances, at Arm Limited, a semiconductor and software design company, from March 2016 to May 2019. Prior to working at Arm, Mr. Smith held the position of Vice President, Business Development, at Pelican Imaging Corporation, a camera technology company, from January 2013 until July 2015. From 2001 to 2012, Mr. Smith held the position of Vice President of Licensing & Business Development at Rambus Incorporated, a semiconductor IP company. Mr. Smith holds a M.B.A. from Santa Clara University and a BSChE in Chemical Engineering from the University of Michigan.

(e)

Separation Agreement and General Release with Mr. Haidamus
The Company and Mr. Haidamus entered into a Separation Agreement and General Release, dated November 3, 2020 (the “Separation Agreement”), pursuant to which, in consideration for a general release in favor of the Company and Mr. Haidamus’ continuing observation and performance of the terms of the Separation Agreement:
•Mr. Haidamus will receive a lump sum payment in the amount of $472,498, subject to all legally required payroll withholdings; and

•Mr. Haidamus will be reimbursed for COBRA premiums (inclusive of medical, dental and vision) for the thirteen month period from December 1, 2020 through December 31, 2021, subject to conditions set forth in the Separation Agreement.

In consideration for a release of claims from Mr. Haidamus relating to the Age Discrimination in Employment Act of 1967 (the “ADEA Release”) in favor of the Company, Mr. Haidamus would receive a lump sum payment of approximately $65,463.36500, subject to all legally required payroll withholdings. In addition, 11,208 unvested shares of the Company’s Common Stock subject to an option granted to Mr. Haidamus on February 14, 2019 will accelerate and become vested. Mr. Haidamus has the right to revoke the ADEA Release within 21 days of the date of the ADEA Release in accordance with applicable law.
In consideration for a release of claims from Mr. Haidamus relating to the Age Discrimination in Employment Act of 1967 (the “ADEA Release”) in favor of the Company, Mr. Haidamus would receive a lump sum payment of approximately $65,500, subject to all legally required payroll withholdings. In addition, 11,208 unvested shares of the Company’s Common Stock subject to an option granted to Mr. Haidamus on February 14, 2019 will accelerate and become vested. Mr. Haidamus has the right to revoke the ADEA Release within 21 days of the date of the ADEA Release in accordance with applicable law.

The Separation Agreement and the ADEA Release are filed herewith as Exhibit 10.1, and the terms of the Separation Agreement and the ADEA Release are incorporated herein by reference.
Compensation Arrangements with Mr. Smith

At this time, the Company has not made any changes to Mr. Smith’s compensation in connection with his appointment to serve as the Company’s interim Chief Executive Officer. Mr. Smith’s current annual base salary is $283,500.
Mr. Smith has entered into the Company’s standard form of Retention and Ownership Change Event Agreement, dated as of September 10, 2019 (the “Change of Control Agreement”), which provides that in the event that his employment is terminated without cause, Mr. Smith would be entitled to receive (i) a lump sum severance payment equal to 6 months base salary; and (ii) payments for COBRA premiums for up to 6 months following his termination date. In the event that, within one year following a change in control as defined in the Change of Control Agreement, Mr. Smith’s employment is terminated without cause or if he resigns for good reason, Mr. Smith would be entitled to receive (a) a lump sum severance payment equal to 12 months base salary; (b) health insurance premium payments for up to 12 months following his termination date; and (c) immediate vesting of 100% of his then-unvested equity awards. Payment of the foregoing benefits is conditioned upon execution of a general release of claims.
Mr. Smith is also a party to the Company's standard form of Indemnity Agreement for directors and executive officers. Pursuant to the terms of the Indemnity Agreement, the Company has agreed to indemnify Mr. Smith to the fullest extent permitted under Delaware law against liabilities that may arise by reason of his service to the Company, and advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. A copy of the Indemnity Agreement was previously filed with the Securities and Exchange Commission on March 25, 2004, as Exhibit 10.11 to Amendment No. 2 to Form S-3, and the terms of the Indemnity Agreement are incorporated herein by reference.
Mr. Smith is also a party to the Company's standard form of Indemnity Agreement for directors and executive officers. Pursuant to the terms of the Indemnity Agreement, the Company has agreed to indemnify Mr. Smith to the fullest extent permitted under Delaware law against liabilities that may arise by reason of his service to the Company, and advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. A copy of the Indemnity Agreement was previously filed with the Securities and Exchange Commission on March 25, 2004, as Exhibit 10.11 to Amendment No. 2 to Form S-3, and the terms of the Indemnity Agreement are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit Title
10.1	Separation Agreement and General Release dated November 3, 2020 by and between Ramzi Haidamus and the Company; and ADEA Release dated November 3, 2020 by and between Ramzi Haidamus and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	November 5, 2020	By:	/s/ MIKE OKADA
Mike Okada
General Counsel